UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

November 15, 2017

HUAHUI EDUCATION GROUP CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Nevada	333-21334	35-2518128
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Block 2, Duo Li Hi Tech Industrial Park, No.9,

Jinlong 1st Road, Baolong Residential District,

Longgang District, Shenzhen.

 (Address of principal executive offices)

(86) 17722567599

(Registrant’s telephone number, including area code)

DUONAS CORP.

(Former Name or former address if changed from last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03 Amendments to the Articles of Incorporation or Bylaws: Change in Fiscal Year

Huahui Education Group Corporation (formerly Duonas Corp.) (the “Company”) amended its Articles of Incorporation with the State of Nevada in order to (i) change its name to Huahui Education Group Corporation, and (ii) increase the authorized shares of capital stock to 800,000,000, with 700,000,000 common stock and 100,000,000 preferred stock (the “Amendment”). The board of directors of the Company approved the Amendments on November 14, 2017. The shareholders of the Company approved of the Amendment by written consent on November 14, 2017. The Amendment became effective with the State of Nevada on November 15, 2017. The Company also amended its By-Laws on Article 1 Section 1.1. Name. We are awaiting FINRA’s approval and the requested new ticker symbol of “HHEG.”

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

3.1	Certificate of Amendment, stating the name change and increasing the authorized shares of capital stock of the Company to 800,000,000, with 700,000,000 common stock and 100,000,000 preferred stock.
3.2	Amended and restated By-Laws, stating the name change on Article 1 Section 1.1. Name

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

November 17, 2017

Huahui Education Group Corporation

/s/ WU Zihua
By:	WU Zihua
Title:	President

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EXHIBIT INDEX

Exhibit No.	Document Description

3.1	Certificate of Amendment, stating the name change and increasing the authorized shares of capital stock of the Company to 800,000,000, with 700,000,000 common stock and 100,000,000 preferred stock.
3.2	Amended and restated By-Laws, stating the name change on Article 1 Section 1.1. Name

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